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                                  EXHIBIT 99.4

                     FORM OF OPTION TO PURCHASE COMMON STOCK
                         GRANTED TO CERTAIN INDIVIDUALS

                                TICKETS.COM, INC.


NEITHER THIS OPTION NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE OPTION HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), AND THIS OPTION CANNOT BE SOLD OR TRANSFERRED AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS OPTION CANNOT BE SOLD OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY ISSUING THIS OPTION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

Option No. [_____]                                                 [____] Shares
                                                         (Subject to Adjustment)

                         OPTION TO PURCHASE COMMON STOCK

                                [________], 1999

                 This certifies that, for value received, [__________] ("Optionee") is entitled to subscribe for and purchase from Tickets.com, Inc., a Delaware corporation ("Company"), [___] shares of the Company's Common Stock ("Common Stock") at a price per share of [$____] ("Exercise Price"), subject to the terms and conditions stated herein.

          1. Exercise of Option.

                 1.1 Manner of Exercise. The rights represented by this Option may be exercised in whole or in part by the holder hereof by the surrender of this Option and delivery of an executed Exercise Notice in the form attached hereto as Annex A to the Company at its principal executive office, or such other place as the Company shall designate in writing, at any time prior to the termination of this Option, accompanied by payment for the Common Stock so subscribed for in cash or certified bank or cashier's checks.

                 1.2 Exercise Period. This Option shall first become exercisable on [______], 1999, and shall remain exercisable until [_______], 2004.

                 1.3 Net Issue Exercise. In lieu of exercising this Option pursuant to Section 1.1 hereof, the Optionee may elect to receive, without payment of cash, a number of shares of Common Stock equal to the value (as determined below) of this Option by surrender of this Option at the principal office of the Company together with the Exercise Notice (a form of which is attached hereto as Annex A) in which Alternative No. 2 thereof is initialed by the Optionee. In such event, the Company shall issue to the Optionee a number of shares of Common Stock computed using the following formula:

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                 X         =        Y(A-B)
                                    ------
                                       A

           Where X         =        the number of shares of Common Stock to be
                                    issued to the Optionee.

                 Y         =        the number of shares of Common Stock as to
                                    which this Option has been exercised.

                 A         =        the fair market value of one share of Common
                                    Stock at the time of exercise.

                 B         =        the Exercise Price (as adjusted to the date
                                    of such calculation).

For purposes of the above calculation, the fair market value of one share of Common Stock shall be determined by the Company's Board of Directors in good faith; provided, however, that where there exists a public market for the Company's Common Stock at the time of such exercise, the fair market value per share shall be the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five (5) trading days prior to the exercise date. Notwithstanding the foregoing, in the event this Option is exercised within five (5) trading days after an initial public offering of the Company's Common Stock, the fair market value per share shall be the per share offering "Price to Public" of the Company's initial public offering.

                 1.4 Issuance of Shares. This Option shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise or net exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within fifteen (15) business days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise.

                 1.5 No Fractional Shares. No fractional shares shall be issued upon the exercise of this Option. In lieu of any fractional share to which the Optionee would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

          2. Representations and Warranties of Optionee. The Optionee by accepting this Option represents and Options as follows:

                 2.1 Purchase for Own Account. This Option is acquired for Optionee's own account and with no intention of distributing or reselling this Option or the underlying shares of Common Stock in any transaction that would be in violation of the securities laws of the United states of America, or any state, without prejudice, however, to the rights of Optionee at all times to sell or otherwise dispose of this Option or the underlying shares of Common Stock under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act. If the Optionee should in the future decide to dispose of this Option or the underlying shares of Common Stock, the Optionee understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect.

                 2.2 Restricted Securities. Optionee acknowledges that the Option and the underlying shares of Common Stock issued upon exercise of this Option have not been registered under the Securities Act and are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee agrees that the certificate(s) representing the Common Stock issued upon exercise of this Option shall be endorsed with a legend similar to the legend set forth on this Option and all other legends, if any, required by applicable federal and state securities laws to be placed on the certificate(s).


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                 2.3 Accredited Investor. Optionee is experienced in evaluating companies such as the Company, is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to suffer the total loss of its investment.

                 2.4 Tax Matters. Optionee will consult his own tax counsel with respect to implications under the Internal Revenue Code relating to the acceptance and exercise of this Option.

          3. Validity of Common Stock. The Company warrants and agrees that all shares of Common Stock which may be issued upon the exercise of this Option will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which this Option may be exercised the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of this Option.

          4. Adjustments. The number of shares of Common Stock for which Optionee is entitled to subscribe and purchase from the Company pursuant to this Option and the Exercise Price for such shares shall be subject to adjustment from time to time only as follows:

                 4.1 Adjustments for Stock Splits and Combinations. If the Company at any time or from time to time after the date hereof effects a subdivision of the outstanding Common Stock, the number of shares of Common Stock for which Optionee is entitled to purchase from the Company upon exercise of this Option shall be proportionately increased and the Exercise Price then in effect immediately before the subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the date hereof combines the outstanding shares of Common Stock, the number of shares of Common Stock for which Optionee is entitled to purchase from the Company shall be proportionately decreased and the Exercise Price then in effect immediately before the subdivision shall be proportionately increased. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

                 4.2 Adjustments for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the date hereof makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the number of shares of Common Stock for which Optionee is entitled to purchase from the Company upon exercise of this Option shall be proportionately increased and the Exercise Price then in effect shall be proportionately decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the number of shares of Common Stock for which Optionee is entitled to purchase from the Company and the Exercise Price therefor shall be recomputed accordingly as of the close of business on such record date and thereafter the number of shares of Common Stock then issuable on exercise of this Option and the Exercise Price therefor shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions.

                 4.3 Adjustment for Reclassification, Exchange and Substitution. If the Common Stock issuable upon the exercise of this Option is changed into the same or a different number of shares of any class or classes of stock, whether by reclassification, recapitalization or otherwise, other than a subdivision or combination of shares or stock dividend or a capital reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4, then and in any such event Optionee shall have the right thereafter to purchase the kind and amount of stock and other securities and property receivable upon such reclassification, recapitalization or other change, by holders of the number of shares of Common Stock which might have been purchased upon exercise of this Option immediately prior to such reclassification, recapitalization or change, all subject to further adjustment as provided herein.

                 4.4 Adjustment for Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there is a capital reorganization or any merger of the Company with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Company to any other person or any voluntary or involuntary liquidation, dissolution or winding up of the Company (any such transaction referred to herein as a "Reorganization") involving the Common Stock then, as a part of such Reorganization, provision shall be


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made so that Optionee shall thereafter be entitled to receive, upon exercise of this Option, the number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such Reorganization to which a holder of Common Stock deliverable upon exercise of this Option would have been entitled on such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of Optionee after such Reorganization to the end that the provisions of this Section 4 (including adjustments of the Exercise Price then in effect and number of shares of stock purchasable upon exercise of this Option) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

                 4.5 Notice of Adjustments. Upon any adjustments of the Exercise Price or the amount or kind of securities or other property issuable upon exercise of this Option, then and in each case the Company shall give written notice of such adjustment by first class mail, postage prepaid, addressed to the holder of this Option at holder's address registered on the books of the Company, which notice shall state the Exercise Price resulting from such adjustment and the amount and kind of securities purchasable at such price upon the exercise of this Option, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                 4.6 Notice of Record Date. In the event of (i) any taking by the Company of a record of the holders of any class of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital transaction that the Company proposes to effect requiring adjustments pursuant to this Section 4 ("Capital Transaction"), the Company shall mail to Optionee at least twenty (20) days prior to the date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such Capital Transaction is expected to become effective, and (3) the time, if any, that is to be fixed, as to when the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such Capital Transaction.

          5. Amendments. Any term of this Option may be amended only upon the written consent of the Company and the Optionee.

          6. Transfer of Option.

                 6.1 This Option may not be assigned or transferred without the prior written consent of the Company, which consent may be withheld for any reason in the sole and subjective discretion of the Company.

                 6.2 No transfer or assignment of this Option shall be made without compliance with the legend set forth on the first page of this Option.

                 6.3 In order to effectuate any transfer of this Option, or any rights or obligations hereunder, the Optionee must execute an assignment in form and substance acceptable to Company, the proposed transferee must execute an acknowledgment and agreement in form and substance acceptable to Company, and the Optionee and proposed transferee shall execute all other documents, representations and warranties which Company may request. No proposed transfer shall have any effect unless and until Company gives its written consent to the proposed transfer and acknowledges that the proposed transferee has become the current Optionee and registered owner of this Option.

          7. Holdback Agreement. The Optionee by accepting this Option agrees that to the extent requested by the managing underwriter in the case of an underwritten public offering by the Company of its Common Stock, Optionee will not affect any sale, short sale, loan, grant any option for the purchase of, or otherwise dispose of any shares of the Company's Common Stock received upon exercise of this Option, including a sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), during (i) with respect to an initial public offering, the 180-day period or such shorter period agreed upon by Optionee and the requesting underwriter or (ii) in any other case the 90-day period or such shorter period agreed upon by the Optionee and any underwriter, beginning on the effective date of the applicable registration statement. The Company may impose stop-transfer instructions with respect to such securities subject to the foregoing registration until the end of such period.


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          8. Miscellaneous Matters.

                 8.1 As used herein, the term "Common Stock" shall mean the Company's presently authorized Common Stock and stock of any other class into which such presently authorized Common Stock may hereafter have been converted.

                 8.2 As used herein, the word "person" shall mean an individual or entity.

                 8.3 This Option and the name and address of the holder have been registered in a Option Register that is kept at the principal office of the Company, and the Company may treat the holder so registered as the owner of this Option for all purposes.

                 8.4 This Option shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever except the rights herein expressed, and no cash dividend paid out of earnings or surplus or interest shall be payable or accrue in respect of this Option or the interest represented hereby or the shares which may be subscribed for and purchased hereunder until and unless and except to the extent that the rights represented by this Option shall be exercised.

                 8.5 This Option shall be governed by and interpreted in accordance with the internal laws, and not the law of conflicts, of the State of California.


                                    TICKETS.COM, INC.


                                    By:
                                        ----------------------------------------
                                        John M. Markovich, Executive Vice
                                        President, Finance and Chief Financial
                                        Officer


                                    --------------------------------------------

                                    [-------]


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                                 EXERCISE NOTICE


                                                      --------------------, ----

To:  Tickets.com, Inc.

                 The undersigned, pursuant to the provisions set forth in Option No. [______], hereby agrees to subscribe for and purchase __________ shares of the Common Stock covered by such Option, and makes payment herewith in full for such Common Stock at the Exercise Price, payable as follows (initial one alternative).

                 1. Bank or cashiers check

                 2. Net issue

                 The undersigned represents and Options to you that the undersigned is acquiring the shares covered hereby for the undersigned's own account for investment purposes and not with a view to any offering or distribution in violation of applicable securities laws.


                                  Signature:
                                            ------------------------------------
                                  Printed Name
                                  and Title:
                                            ------------------------------------

                                  Address:
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